Exhibit 99.1

Contacts:	Basil Maglaris (media)	Christopher Jakubik, CFA (investors)
	847-646-4538	847-646-5494
	news@kraftfoods.com	ir@kraftfoods.com

KRAFT FOODS GROUP REPORTS SECOND QUARTER 2013 RESULTS

•	Q2 EPS of $1.38 included a $0.62 gain from market-based impacts to post-employment benefit plans

•	2013 EPS guidance increased to approximately $3.40 from approximately $2.75 primarily reflecting market-based impacts to post-employment benefit plans

•	2013 Free Cash Flow[1] target raised to approximately $1.2 billion from approximately $1 billion

NORTHFIELD, Ill. – August 1, 2013 – Kraft Foods Group, Inc. (NASDAQ: KRFT) today reported second quarter results that reflected continued gains from productivity and overhead savings.

“We continue to make meaningful progress on cost savings, cash flow, market share and building our brands for the long term,” said Tony Vernon, CEO of Kraft. “Our brand investments and top-line growth in the second quarter were held back by the return discipline we’re applying to marketing, promotion and innovation. We expect to see profitable growth from a stronger base going forward and greater revenue growth in subsequent quarters as more new initiatives come to market.”

Q2 FINANCIAL SUMMARY

Net revenues in the second quarter declined 1.1 percent to $4.7 billion.

•	Organic Net Revenues[2] declined 1.2 percent from lower volume/mix of 0.9 percentage points and 0.3 percentage points due to lower pricing.

•	The timing of Easter shipments negatively impacted net revenue growth between 0.5 and 1.0 percentage points while product line pruning negatively impacted growth by approximately 1.0 percentage point.

[1]	Free Cash Flow is a non-GAAP financial measure and is defined as cash flow from operations (~$1.85 billion) less capital expenditures (~$650 million). Please see the discussion of non-GAAP financial measures at the end of this press release.
[2]	Organic Net Revenues is a non-GAAP financial measure. Please see the discussion of non-GAAP financial measures and the reconciliation to GAAP at the end of this press release.

Operating income in the second quarter increased 53.5 percent to $1.4 billion.

•

Results included a $604 million benefit from market-based impacts to post-employment benefit plans driven by higher discount rates and higher asset returns. Implementation of a voluntary early retirement program triggered a mid-year remeasurement of select pension plans.

•

Excluding the market-based impacts to post-employment benefit plans, gains from productivity and overhead cost savings were more than offset by a combination of increased marketing expenses, the impact of lower volume and higher Restructuring Program[3] costs versus the prior year quarter.

Earnings per share in the second quarter were $1.38.

•	Results included a $0.62 benefit from market-based impacts to post-employment benefit plans.

•	Second quarter results also included $0.09 per share of Restructuring Program costs.

•	Interest expense in the quarter was $130 million or approximately $0.14 per share, reflecting the company’s capital structure as an independent company.

Free Cash Flow was $399 million year-to-date.

•	Free Cash Flow continued to pace ahead of expectations due to improved working capital management.

HIGHLIGHTS BY REPORTING SEGMENT

Beverages:

•

Revenues declined reflecting lower prices from higher levels of promotional activity as well as lower green coffee costs versus the prior year. This more than offset improved product mix from on-demand coffee and liquid water enhancer innovations.

•	Operating income was lower than the prior year quarter reflecting higher marketing costs that were partially offset by favorable pricing net of commodity costs.

Cheese:

•	Revenues increased from a combination of higher prices, volume gains and improved product mix with significant gains in Kraft natural cheeses and Velveeta.

[3]	As previously disclosed, on Oct. 29, 2012, Kraft Foods Group’s Board of Directors approved a $650 million restructuring, related implementation and spin-off transition program (“Restructuring Program”) reflecting primarily severance, asset disposals, other manufacturing-related one-time costs and professional service fees within its finance, legal and information systems functions.

•	Operating income declined slightly due to unfavorable pricing net of commodity costs versus an exceptionally positive prior year period.

Refrigerated Meals:

•

Ongoing revenue growth from Lunchables innovations and the benefits of pricing to cover higher commodity costs were more than offset by volume softness in cold cuts and the impact of Easter shipment timing on bacon volume versus the prior year.

•

Operating income declined due to a negative impact from pricing net of commodity costs versus a strong prior year period and higher marketing expenses, which were partially offset by significant productivity gains.

Grocery:

•

Revenues declined as top-line gains from investments in innovation behind brands such as Velveeta dinners and Planters snack nuts were more than offset by weakness in Kraft spoonable and pourable dressings and JELL-O.

•	Operating income declined as significantly higher marketing investments and lower volumes more than offset overhead cost savings.

International & Foodservice:

•

Strong revenue growth in Canada from Philadelphia cream cheese, Kraft peanut butter, Kraft Singles and natural cheese and MiO liquid water enhancers was partially offset by product line pruning in Foodservice.

•	Double-digit operating income growth reflected improved product mix and lower manufacturing costs driven by net productivity gains, partially offset by significant marketing investments.

OUTLOOK

“Our focus on cost and cash is providing the fuel to reinvest in our brands while delivering better-than-expected Free Cash Flow,” said Tim McLevish, CFO of Kraft.

Kraft updated its guidance for 2013, including:

•	Organic Net Revenue growth expected to be in line with or slightly lower than the growth of the North American food and beverage market;

•	EPS of approximately $3.40, including the $0.62 year-to-date benefit from market-based impacts to post-employment benefit plans, versus approximately $2.75 previously; and

•	Free Cash Flow of approximately $1.2 billion versus approximately $1.0 billion previously.

CONFERENCE CALL

Kraft will host a conference call to discuss its second quarter 2013 results today at 4 p.m. Central time.

The call will be hosted by:

•	Tony Vernon, CEO

•	Tim McLevish, EVP and CFO

•	Chris Jakubik, VP, Investor Relations

Live Event Dial-in Details:

United States Dial-In: 1-888-350-0137

International Dial-In: 1-970-315-0478

Access code: 16551214

To ensure timely access, participants should dial in approximately 10 minutes before the call starts. A listen-only webcast will be available to the general public in real time on Kraft’s Web site at http://ir.kraftfoodsgroup.com.

A replay of the conference call will be available until August 14, 2013, by calling 855-859-2056 from the United States and Canada, and 404-537-3406 from other locations. The access code for the replay is 16551214. An archive of the webcast will be available for one year at http://ir.kraftfoodsgroup.com, under “Events and Webcasts.”

ABOUT KRAFT FOODS GROUP

Kraft Foods Group, Inc. (NASDAQ: KRFT) is one of North America’s largest consumer packaged food and beverage companies, with annual revenues of more than $18 billion. The company has an unrivaled portfolio of products in the beverages, cheese, refrigerated meals and grocery categories. Its iconic brands include Kraft, Maxwell House, Oscar Mayer, Philadelphia, Planters, Velveeta, Capri Sun, Lunchables and JELL-O. Kraft’s 23,000 employees in the United States and Canada have a passion for making the foods and beverages people love. Kraft Foods Group is a member of the Standard & Poor’s 500 and the NASDAQ-100 indices. For more information, visit www.kraftfoodsgroup.com and www.facebook.com/kraft.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. The words “deliver,” “continue,” “will,” “expect” and similar expressions are intended to identify the forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding Kraft’s growth, progress, marketing and innovation, cost savings, Organic Net Revenue growth, EPS and Free Cash Flow. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are beyond Kraft’s control. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to, increased competition; continued consumer weakness and weakness in economic conditions; Kraft’s ability to differentiate its products from retailer and economy brands; Kraft’s ability to maintain its reputation and brand image; continued volatility and increases in commodity and other input costs; pricing actions; increased costs of sales; regulatory or legal changes, restrictions or actions; unanticipated expenses and business disruptions; product recalls and product liability claims; unexpected safety or manufacturing issues; Kraft’s indebtedness and its ability to pay its indebtedness; Kraft’s inability to protect its intellectual property rights; tax law changes; Kraft’s ability to achieve the benefits it expects to achieve from the spin-off and to do so in a timely and cost-effective manner; and its lack of operating history as an independent, publicly traded company. For additional information on these and other factors that could affect Kraft’s forward-looking statements, see Kraft’s risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 29, 2012. Kraft disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

NON-GAAP FINANCIAL MEASURES

Kraft reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

Kraft’s top-line measure is Organic Net Revenues, which Kraft defines as net revenues excluding the impact of transactions with Mondelēz International, Inc., acquisitions, divestitures (including the termination of a full line of business due to the loss of a licensing or distribution arrangement, and the complete exit of business out of a foreign country), currency and the 53rd week of shipments in 2011. Organic Net Revenues is a non-GAAP financial measure that management believes better reflects the underlying growth from the ongoing activities of Kraft’s business and provides improved comparability of results.

Kraft uses Free Cash Flow, which Kraft defines as cash flow from operations less capital expenditures. Free Cash Flow is a non-GAAP financial measure that management believes better reflects the cash available to invest in growth and product development and is a better measure of Kraft’s ability to generate cash while maintaining its fixed assets.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three months ended June 29, 2013 and June 30, 2012. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Kraft’s results prepared in accordance with GAAP. In addition, the non-GAAP measures Kraft uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures Kraft uses in the same way.

# # #

Schedule 1

Kraft Foods Group, Inc.

Condensed Consolidated Statements of Earnings

For the Three Months Ended

(in millions of dollars, except per share data) (Unaudited)

	June 29, 2013	June 30, 2012	% Change Fav / (Unfav)

Net revenues	$4,735	$4,786	(1.1)%

Cost of sales [1,2]	2,780	3,150	13.3%

Gross profit	1,955	1,636	19.5%

Selling, general and administrative expenses [1,2]	535	687	22.1%

Asset impairment and exit costs [1]	22	38	42.1%

Operating income	1,398	911	53.5%

Interest and other expense, net	(130)	(21)	(100.0+ )%

Royalty income from Mondelēz International	—	16	(100.0)%

Earnings before income taxes	1,268	906	40.0%

Provision for income taxes	439	303	(44.9)%

Effective tax rate	34.6%	33.4%

Net earnings	$829	$603	37.5%

Per share data [3] :

Basic earnings per share	$1.39	$1.02	36.3%

Diluted earnings per share	$1.38	$1.02	35.3%

Weighted-average common shares outstanding:

Basic	594	591	(0.5)%

Diluted	599	591	(1.4)%

[1]

In the second quarter of 2013, Kraft recorded $82 million of Restructuring Program costs. This was comprised of $22 million within asset impairment and exit costs; implementation costs of $50 million within cost of sales ($26 million) and selling, general and administrative expenses ($24 million); and spin-off transition costs of $10 million within selling, general and administrative expenses. In the second quarter of 2012, Kraft recorded $61 million of Restructuring Program costs. Kraft recorded restructuring costs of $38 million within asset impairment and exit costs, and implementation costs of $23 million within cost of sales ($20 million) and selling, general and administrative expenses ($3 million). No spin-off transition costs were incurred.

[2]

In the second quarter of 2013, Kraft recorded $604 million of income related to market-based impacts of certain post-employment benefit plans. This income was recorded in cost of sales ($350 million) and selling, general and administrative expenses ($254 million). There were no market-based impacts on these post-employment benefit plans in the second quarter of 2012.

[3]

Basic and diluted earnings per share and the average number of common shares outstanding were retrospectively restated for the three months ended June 30, 2012, for the number of Kraft Foods Group shares outstanding immediately following its spin-off from Mondelēz International, Inc. on October 1, 2012.

Schedule 2

Kraft Foods Group, Inc.

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Three Months Ended

(in millions of dollars) (Unaudited)

	Reported (GAAP)	Impact of Currency	Sales to Mondelēz International	Organic (Non-GAAP)	% Change		Organic Growth Drivers

					Reported (GAAP)	Organic (Non-GAAP)	Vol / Mix		Price
June 29, 2013
Beverages	$753	$—	$—	$753	(3.2)%	(3.2)%	1.4	pp	(4.6	)pp
Cheese	945	—	(20)	925	5.0%	2.8%	1.2	pp	1.6	pp
Refrigerated Meals	897	—	—	897	(0.7)%	(0.7)%	(2.8	)pp	2.1	pp
Grocery	1,138	—	(3)	1,135	(6.4)%	(6.7)%	(5.1	)pp	(1.6	)pp
International & Foodservice	1,002	8	(18)	992	1.3%	3.1%	2.3	pp	0.8	pp

Kraft Foods Group, Inc.	$4,735	$8	$(41)	$4,702	(1.1)%	(1.2)%	(0.9	)pp	(0.3	)pp

June 30, 2012
Beverages	$778	$—	$—	$778
Cheese	900	—	—	900
Refrigerated Meals	903	—	—	903
Grocery	1,216	—	—	1,216
International & Foodservice	989	—	(27)	962

Kraft Foods Group, Inc.	$4,786	$—	$(27)	$4,759

Schedule 3

Kraft Foods Group, Inc.

Operating Income

For the Three Months Ended

(in millions of dollars) (Unaudited)

	Reported (GAAP)		% Change Fav / (Unfav)
	June 29, 2013	June 30, 2012
Operating Income:
Beverages	$126	$135	(6.7)%
Cheese	150	157	(4.5)%
Refrigerated Meals	104	131	(20.6)%
Grocery	304	409	(25.7)%
International & Foodservice	168	126	33.3%
Unrealized gains / (losses) on hedging activities	2	5
Certain post-employment benefit plan income / (costs)	567	(42)
General corporate expenses	(23)	(10)

Kraft Foods Group, Inc.	$1,398	$911	53.5%

Note:  In the second quarter of 2013, Kraft recorded Restructuring Program costs within segment operating income and general corporate expenses as follows: Beverages ($10 million); Cheese ($29 million); Refrigerated Meals ($11 million); Grocery ($14 million); International & Foodservice ($8 million); and General corporate expenses ($10 million). In the second quarter of 2012, Kraft recorded Restructuring Program costs within segment operating income as follows: Beverages ($11 million); Cheese ($26 million); Refrigerated Meals ($6 million); Grocery ($9 million); and International & Foodservice ($9 million). In the second quarter of 2013, Kraft also recorded $604 million of income related to market-based impacts on certain post-employment benefit plans. There were no market-based impacts on these post-employment benefit plans in the second quarter of 2012.

Schedule 4

Kraft Foods Group, Inc.

Condensed Consolidated Statements of Earnings

For the Six Months Ended

(in millions of dollars, except per share data) (Unaudited)

	June 29, 2013	June 30, 2012	% Change Fav / (Unfav)

Net revenues	$9,281	$9,239	0.5%

Cost of sales [1,2]	5,823	6,154	5.4%

Gross profit	3,458	3,085	12.1%

Selling, general and administrative expenses [1,2]	1,167	1,357	14.0%

Asset impairment and exit costs [1]	84	76	(10.5)%

Operating income	2,207	1,652	33.6%

Interest and other expense, net	(253)	(23)	(100.0+ )%

Royalty income from Mondelēz International	—	28	(100.0)%

Earnings before income taxes	1,954	1,657	17.9%

Provision for income taxes	669	571	(17.2)%

Effective tax rate	34.2%	34.5%

Net earnings	$1,285	$1,086	18.3%

Per share data [3] :

Basic earnings per share	$2.16	$1.84	17.4%

Diluted earnings per share	$2.14	$1.84	16.3%

Average shares outstanding:

Basic	593	591	(0.3)%

Diluted	598	591	(1.2)%

[1]

In the six months ended June 29, 2013, Kraft recorded $201 million of Restructuring Program costs. This was comprised of $84 million within asset impairment and exit costs; implementation costs of $94 million within cost of sales ($50 million) and selling, general and administrative expenses ($44 million); and spin-off transition costs of $23 million within selling, general and administrative expenses. In the six months ended June 30, 2012, Kraft recorded $116 million of Restructuring Program costs. Kraft recorded restructuring costs of $76 million within asset impairment and exit costs, and implementation costs of $40 million within cost of sales ($36 million) and selling, general and administrative expenses ($4 million). No spin-off transition costs were incurred.

[2]

In the six months ended June 29, 2013, Kraft recorded $604 million of income related to market-based impacts of certain post-employment benefit plans. This income was recorded in cost of sales ($350 million) and selling, general and administrative expenses ($254 million). There were no market-based impacts on these post-employment benefit plans in the six months ended June 30, 2012.

[3]

Basic and diluted earnings per share and the average number of common shares outstanding were retrospectively restated for the six months ended June 30, 2012, for the number of Kraft Foods Group shares outstanding immediately following its spin-off from Mondelēz International, Inc. on October 1, 2012.

Schedule 5

Kraft Foods Group, Inc.

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Six Months Ended

(in millions of dollars) (Unaudited)

	Reported (GAAP)	Impact of Currency	Sales to Mondelēz International	Organic (Non-GAAP)	% Change		Organic Growth Drivers

					Reported (GAAP)	Organic (Non-GAAP)	Vol / Mix		Price
June 29, 2013
Beverages	$1,474	$—	$—	$1,474	(0.8)%	(0.8)%	4.2	pp	(5.0	)pp
Cheese	1,941	—	(33)	1,908	5.9%	4.1%	3.7	pp	0.4	pp
Refrigerated Meals	1,723	—	—	1,723	0.8%	0.8%	(1.6	)pp	2.4	pp
Grocery	2,216	—	(5)	2,211	(3.5)%	(3.7)%	(3.7	)pp	—
International & Foodservice	1,927	13	(34)	1,906	0.6%	2.4%	2.2	pp	0.2	pp

Kraft Foods Group, Inc.	$9,281	$13	$(72)	$9,222	0.5%	0.4%	0.7	pp	(0.3	)pp

June 30, 2012
Beverages	$1,486	$—	$—	$1,486
Cheese	1,832	—	—	1,832
Refrigerated Meals	1,710	—	—	1,710
Grocery	2,296	—	—	2,296
International & Foodservice	1,915	—	(54)	1,861

Kraft Foods Group, Inc.	$9,239	$—	$(54)	$9,185

Schedule 6

Kraft Foods Group, Inc.

Operating Income

For the Six Months Ended

(in millions of dollars) (Unaudited)

	Reported (GAAP)		% Change Fav / (Unfav)
	June 29, 2013	June 30, 2012
Operating Income:
Beverages	$251	$233	7.7%
Cheese	322	324	(0.6)%
Refrigerated Meals	201	224	(10.3)%
Grocery	632	748	(15.5)%
International & Foodservice	292	227	28.6%
Unrealized gains / (losses) on hedging activities	(3)	6
Certain post-employment benefit plan Income / (costs)	568	(99)
General corporate expenses	(56)	(11)

Kraft Foods Group, Inc.	$2,207	$1,652	33.6%

Note: In the six months ended June 29, 2013, Kraft recorded Restructuring Program costs within segment operating income and general corporate expenses as follows: Beverages ($32 million); Cheese ($63 million); Refrigerated Meals ($26 million); Grocery ($37 million); International & Foodservice ($20 million); and General corporate expenses ($23 million). In the six months ended June 30, 2012, Kraft recorded Restructuring Program costs within segment operating income as follows: Beverages ($17 million); Cheese ($45 million); Refrigerated Meals ($12 million); Grocery ($22 million); and International & Foodservice ($20 million). In the six months ended June 29, 2013, Kraft also recorded income of $604 million related to market-based impacts on certain post-employment benefit plans. There were no market-based impacts on these post-employment benefit plans in the six months ended June 30, 2012.

Schedule 7

Kraft Foods Group, Inc.

Condensed Consolidated Balance Sheets

(in millions of dollars) (Unaudited)

	June 29, 2013	December 29, 2012
ASSETS
Cash and cash equivalents	$1,164	$1,255
Receivables (net of allowances of $26 in 2013 and $28 in 2012)	1,223	1,089
Inventories, net	1,898	1,928
Deferred income taxes	418	420
Other current assets	116	131

Total current assets	4,819	4,823
Property, plant and equipment, net	4,028	4,204
Goodwill	11,275	11,346
Intangible assets, net	2,631	2,631
Other assets	311	325

TOTAL ASSETS	$23,064	$23,329

LIABILITIES
Current portion of long-term debt	$3	$5
Accounts payable	1,444	1,556
Accrued marketing	621	740
Accrued employment costs	141	194
Other current liabilities	1,073	1,111

Total current liabilities	3,282	3,606
Long-term debt	9,967	9,966
Deferred income taxes	521	288
Accrued pension costs	1,055	1,990
Accrued postretirement health care costs	3,501	3,502
Other liabilities	438	405

TOTAL LIABILITIES	18,764	19,757
EQUITY
Common Stock, no par value (595,910,581 shares issued in 2013 and 592,783,696 in 2012)	—	—
Additional paid-in capital	4,354	4,240
Retained earnings / (deficit)	481	(206)
Accumulated other comprehensive losses	(509)	(460)
Treasury stock, at cost	(26)	(2)

TOTAL EQUITY	4,300	3,572

TOTAL LIABILITIES AND EQUITY	$23,064	$23,329

Schedule 8

Kraft Foods Group, Inc.

Reconciliation of GAAP to Non-GAAP Information

Free Cash Flow

For the Six Months Ended

(in millions of dollars) (Unaudited)

June 29, 2013
Net earnings	$1,285
Depreciation	204
Receivables, net	(111)
Inventories, net	16
Accounts payable	(62)
Other	(721)

Operating cash flow	611
Capital expenditures	(212)

Free cash flow	$399